UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 2, 2026
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2026, Mid Penn Bank (the “Bank”), the wholly-owned bank subsidiary of Mid Penn Bancorp, Inc. (the “Corporation”), announced the appointment of Scott W. Micklewright, current First Senior Executive Vice President, President of Commercial and Consumer Banking and Chief Revenue Officer, to role of Chief Operating Officer of the Bank, effective immediately.

Mr. Micklewright, 44, joined the Bank in 2009 and has served as President of Commercial and Consumer Banking since January 2024 and Senior Executive Vice President, Chief Revenue Officer of the Bank since October 2018. Prior to that, he served as Executive Vice President, Chief Lending Officer of the Bank from February 2013 to October 2018. Mr. Micklewright is a party to an employment agreement, change in control agreement and supplement executive retirement plan agreement, the terms of which are described in the Corporation’s most recent proxy statement filed with the U.S. Securities and Exchange Commission on March 27, 2026. In connection with Mr. Micklewright’s appointment, the Compensation Committee approved the following changes to Mr. Micklewright’s compensation arrangements: (i) an annual base salary of $525,000, (ii) an extension of the term of his employment agreement to 5 years, reverting to a 3 year agreement after 2 years, (iii) a change in control severance benefit equal to 2.99 times his annual base salary as then in effect, and (iv) an additional supplemental executive retirement plan agreement with an annual benefit of $35,000, to vest ratably over the next ten years, and increased by a factor of 2.0% each year after the benefit is fully vested. He will continue to be eligible to participate in Mid Penn Bank’s incentive, retirement and benefit plans as made available to similarly situated employees.

The Compensation Committee also approved the changes to items (ii) through (iv) above to the compensation arrangements for Justin T. Webb, First Senior Executive Vice President and Chief Financial Officer and Chief of Staff of the Corporation and the Bank. Additionally, Mr. Webb’s annual base salary was set at $535,000.

There are no family relationships between Mr. Micklewright and any director, executive officer or any person nominated or chosen by the Corporation to become a director or executive officer. No information is required to be disclosed with respect to Mr. Micklewright pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Micklewright’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference
ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press Release issued November 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: November 2, 2026	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
Chair, President and Chief Executive Officer